EXHIBIT 10.61

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT is entered into as of December 29, 2003, by and among Unified Western Grocers, Inc., a California corporation (“UWG”), C & K Market, Inc., an Oregon corporation (the “Company”), and the shareholders of the Company listed on the signature page hereof (the “Shareholders”).

R E C I T A L S

A. Pursuant to that certain Preferred Stock Purchase Agreement dated as of December 19, 2000, by and between the Company and UWG, UWG purchased Eighty Thousand (80,000) shares (the “Old UWG Shares”) of the Company’s Preferred Stock, Series A-1, no par value (the “Old Series A Preferred”) on the condition that certain shareholders of the Company enter into certain agreements for the benefit of UWG, including, without limitation, a Shareholders Agreement dated as of December 19, 2000, by and among UWG, the Company and certain shareholders of the Company (the “2000 UWG Shareholders Agreement”).

B. The Company contemplates a recapitalization and exchange of all of the issued and outstanding shares of capital stock of the Company (the “Recapitalization”).

C. Pursuant to the Recapitalization, the Company and UWG have agreed pursuant to that certain Series A Preferred Stock Exchange Agreement, dated as of the date hereof, by and between the Company and UWG (the “Exchange Agreement”), that all of the Old UWG Shares will be exchanged for, and the obligation of the Company to pay to UWG the dividends accrued with respect to the Old UWG Shares but unpaid as of the Closing Date (the “Accrued Dividends”) will be discharged and satisfied in full, in return for the issuance and delivery by the Company to UWG of Ninety-Five Thousand (95,000) shares (the “New UWG Shares” or the “Shares”) of the Company’s newly issued Series A-2 nonconvertible preferred shares, without par value (the “New Series A Preferred”), having the rights, restrictions, privileges and preferences contained in the Company’s Articles of Incorporation, as amended by the Articles of Restatement (the “Articles”), and the payment by the Company to UWG of an amount equal to the positive difference between the Accrued Dividends and $1,500,000 (such difference, the “Excess Dividend Payment”) (such transaction, collectively, the “Exchange”).

D. As a condition to the obligation of UWG to effect the Exchange, the Shareholders have agreed to enter into certain agreements for the benefit of UWG, including, without limitation, this Agreement.

E. The Shareholders have determined that it is in their best interests that (i) UWG participate in the Recapitalization and consummate the Exchange with the Company and (ii) the agreements by the Shareholders contained in this Agreement, which shall supercede in its entirety the 2000 UWG Shareholders Agreement, shall be given as an inducement to UWG to participate in the Recapitalization and to consummate the Exchange.

A G R E E M E N T

NOW THEREFORE, in consideration of the mutual covenants herein contained and the Exchange, the parties hereto agree as follows:

1. Put Rights.

1.1 Annual Put Right. Annually beginning on the sixth anniversary of the Closing Date and concluding on the tenth anniversary thereof, UWG may (at its option) require the Company to purchase (the “Annual Put Right”) up to 19,000 Shares per year (any Shares subject to a put right pursuant to this Section 1, the “Put Shares”) at the Series A Put Price. The Company’s failure to purchase the Put Shares when required by the preceding sentence for any reason, including without limitation due to restrictions imposed by applicable law (including but not limited to Oregon Revised Statutes Section 60.181) is referred to herein as an “Annual Put Default”.

1.2 Put Default. A “Put Default” shall occur if at any time (i) the Company fails to comply on a timely basis with the dividend payment provisions of the Shares, but only if no GECC Default has occurred and remains continuing or results therefrom; (ii) there is a Guaranty Default; (iii) the Company fails to make eight quarterly dividend payments in respect of the Shares (whether in consecutive calendar quarters or not), even if UWG receives any payment in respect thereto, (iv) the Company defaults under any agreement relating to any financial support provided by UWG or any of its Subsidiaries to the Company and such default continues for thirty (30) calendar days after written notice of such default is given to the Company by UWG; (v) there is any other breach of the Company’s representations, warranties, covenants and agreements in the Exchange Agreement, the Supply Agreement or any other contractual relationship between the Company and UWG or any of its subsidiaries which entitles UWG to demand the early payments of amounts due thereunder or to otherwise exercise significant remedial actions thereunder; (vi) there is an Annual Put Default; or (vii) there is a Change of Control or an IPO. Upon the occurrence of a Put Default, UWG (at its option) may require the Company to purchase any or all Shares which UWG may then hold at the Series A Put Price (the “Default Put Right”).

1.3 Obligations of Shareholders. If for any reason the Company is unable to consummate the purchase of the Put Shares as contemplated by Section 1.4.3 upon the exercise of the Annual Put Right or a Put Default within thirty (30) calendar days after the delivery by UWG of the Annual Put Notice or the Put Default Notice (as defined below), as applicable, including, without limitation, because such purchase would cause a GECC Default, then the obligation to purchase the Put Shares shall be the joint and several obligation of the Shareholders.

1.4 Put Mechanics.

1.4.1 The Annual Put Right shall be exercised by UWG by delivering to the Company a written notice of exercise of the Annual Put Right setting forth the number of shares to be purchased (the “Annual Put Notice”).

1.4.2 The Default Put Right shall be exercised by UWG by delivering to the Company a written notice of exercise of the Default Put Right setting forth the number of shares to be purchased (the “Put Default Notice”).

1.4.3 The closing of any purchase pursuant to this Section 1 shall be held at the principal executive office of the Company at 10:00 a.m. local time on the thirtieth (30th) day after the delivery of the Annual Put Notice or the Put Default Notice, as applicable, or at such other time and place as the parties to the transaction may mutually agree upon (the “Put Closing”). At the Put Closing, UWG shall deliver a certificate or certificates representing the Put Shares being purchased duly endorsed for transfer on the books of the Company. The Put Shares shall be free and clear of any and all liens, claims, options, charges, encumbrances or rights of others (other than pursuant to the Articles, this Shareholders Agreement and federal and state securities laws). At the Put Closing, the Company (or the Shareholders as provided in Section 1.3) shall pay the Series A Put Price with respect to the Put Shares by wire transfer of immediately available funds to the account or accounts designated in writing by UWG. In addition, all parties to the transaction shall execute such other documents and perform such other acts as are otherwise required or necessary and appropriate to effectuate the purchase of the Put Shares.

1.5 Forced Company Sale. Notwithstanding anything to the contrary in this Section 1, in the event that UWG exercises its Annual Put Right or the Default Put Right pursuant to Section 1.4 and no Put Closing has occurred on or prior to the thirtieth (30th) day after UWG’s exercise of the put, then UWG shall have the right, exercisable upon written notice to the Company, to cause the Company to use its commercially reasonable efforts to engage an investment bank of national reputation to effect a Company Sale as promptly as practicable. Each of the Shareholders shall take all actions necessary to approve the Company Sale and cause the Company Sale to be consummated including, but not limited to approving the Company Sale by written consent or otherwise and raising no objections to the Company Sale or the process pursuant to which the Company Sale was arranged, and taking all other necessary and desirable actions reasonably requested by UWG or the Company. At the closing of a Company Sale that is a stock sale, against payment of the purchase price to the Shareholders, each Shareholder shall deliver to the third party purchaser all agreements, instruments and other documents, and take all other actions, which are necessary in order to effect the Company Sale. At such closing, each Shareholder shall sell, transfer and deliver to the purchaser full right, title and interest in and to the shares of capital stock held by the Shareholders so purchased by the purchaser free and clear of all liens, security interests or adverse claims of any kind and nature, and shall deliver to the purchaser a certificate or certificates representing all of the items being sold by such Shareholder, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed. Simultaneously with the delivery of such certificates, the purchaser shall deliver to each Shareholder the amount of consideration which such Shareholder is entitled to be paid. UWG’s rights to force a Company Sale pursuant to this Section 1.5 shall be without limitation to UWG’s remedies against the Company or Shareholders.

1.6 Contribution. In the event that any Shareholder is required to make any payment pursuant to this Section 1 which causes such Shareholder to pay more than such Shareholder’s Proportionate Share of the put obligation (an “Excess Payment Shareholder”) then each other Shareholder (“Other Shareholder”) agrees to pay to the Excess Payment Shareholder such Other Shareholder’s Pro Rata Share of the excess payment promptly upon demand by the Excess Payment Shareholder. For purposes of this Section 1, (i) the “Proportionate Share” of a Shareholder shall be equal to the percentage of the outstanding Shares held by all Shareholders that are held by such Shareholder and (ii) an Other Shareholder’s

“Pro Rata Share” shall be determined by adding the Proportionate Shares of each Other Shareholders (including such Other Shareholder) and determining the percentage that the Proportionate Share of such Other Shareholder bears to the total Proportionate Shares.

1.7 Standstill as to Action. Notwithstanding the other provisions of this Section 1, while UWG shall be entitled to tender its Put Shares to the Company as set forth in this Section 1, UWG shall not commence any lawsuit or other similar proceeding against the Company or the Shareholders or otherwise assert or enforce its rights in respect of a Default Put Right against the Company or the Shareholders (including, without limitation, by way of the exercise of its rights in respect of Section 1.3, Section 1.5 hereof, any demand for payment or performance under the Guaranty in respect of claims arising under this Section 1, the making of any demand for indemnification or exercising any right of off-set pursuant to Sections 10.1 or 10.4 of the Exchange Agreement in respect of claims arising under this Section 1) or receive payments from the Company or the Shareholders in respect of a Default Put Right until one or more of the following have occurred:

(a) one hundred eighty (180) days have elapsed following its delivery of a Put Default Notice to the Company and the Company Lenders; or

(b) ninety (90) days shall have passed following the date upon which General Electric Capital Corporation, any of the lenders under the GECC Loan Agreement, or any successor lenders to the Company (each a “Company Lender”), shall have accelerated the obligations owed to them by the Company.

If notwithstanding the foregoing, UWG does receive payments in respect of a Default Put Right from the Company in violation of this Section, UWG agrees to hold such payments in trust for the Company Lenders and return them to the Company upon the demand of the Company Lenders.

The provisions of this Section 1.7 shall not limit the right of UWG to take action in respect of Section 1.3 or under the Guaranty with respect to any claim which does not arise under this Section 1.

Each Company Lender is an intended third party beneficiary of this Section 1.7, and shall have the independent right to enforce the provisions of this Section.

2. Piggyback Registration Rights.

2.1 Notice of Registration. If the Company or any entity which directly or indirectly controls the Company, or any shareholder of either of them, at any time proposes to Register under the Securities Act any shares of Capital Stock, whether or not for sale for the account of the Company or others, on a form and in a manner which would permit Registration of shares of Capital Stock for sale to the public under the Securities Act, other than a Registration relating solely to employee benefit plans or a transaction described in Rule 145 promulgated by the SEC, the Company shall give written notice of the proposed Registration to UWG not later than sixty (60) calendar days prior to the filing with the SEC of the Registration Statement, or other filing document, relating thereto.

2.2 Exercise of Registration Rights. UWG shall have the right to request that all or any part of its Shares be included in such Registration by giving written notice to the Company within thirty (30) calendar days after the receipt of the notice from the Company provided for in Section 2.1; provided, however, that if the Registration is underwritten and the managing underwriter(s) determine in good faith that the aggregate amount of Capital Stock which the registrant and UWG propose to include in the Registration Statement exceeds the maximum amount of Capital Stock that should be included therein, the registrant will include in such Registration, first, all of the Capital Stock which the registrant proposes to sell and, second, so much of the Capital Stock which UWG requested to be so included in such Registration as may be permitted by the managing underwriter(s).

2.3 Terms of Underwriting. Shares of Capital Stock proposed to be Registered and sold pursuant to this Section 2 and pursuant to an underwritten offering for the account of UWG shall be sold to prospective underwriter(s) selected by the registrant and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the registrant and the prospective underwriter(s), including, without limitation, any indemnification provisions and restrictions on sales of Shares by UWG as may be reasonably required by the managing underwriter(s). The registrant may withdraw any Registration Statement at any time before it becomes effective or postpone the offering of securities without obligation or liability to UWG.

2.4 Withdrawal From Registration. If UWG disapproves of the terms of any underwriting, then UWG may elect to withdraw therefrom by written notice to the Company and the underwriter(s) delivered at least seven (7) calendar days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

2.5 Blue Sky Registration. In the event of any Registration of Registrable Securities pursuant to this Section 2, the Company will exercise its best efforts to Register and qualify the Registrable Securities covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably appropriate for the distribution of such Registrable Securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the Registrable Securities shall be qualified imposes a non-waiveable requirement that expenses incurred in connection with the qualification of the Registrable Securities be borne by selling shareholders, such expenses shall be payable pro rata by selling shareholders.

2.6 Expenses of Registration. All Registration Expenses incurred in connection with Registrations pursuant to this Section 2 shall be borne by the Company. All Registration Expenses incurred in connection with any other qualification or compliance shall be borne by the Company. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

2.7 Registration Procedures. The Company will keep UWG, if its Registrable Securities are included in any Registration pursuant to this Section 2, advised as to the initiation and completion of such Registration. At its expense the Company will: (a) use its best efforts to keep such Registration effective for a period of one hundred twenty (120) calendar days or until the registrant and UWG have completed the distribution described in the Registration Statement relating thereto, whichever first occurs; and (b) furnish UWG a number of prospectuses (including preliminary prospectuses) and such other documents as UWG may from time to time reasonably request.

2.8 Information to be Furnished by UWG. UWG, if its Registrable Securities are included in a Registration, shall furnish to the Company and/or the underwriter(s) such information regarding UWG and the distribution of its Registrable Securities proposed by UWG as the Company and/or the underwriter(s) may reasonably request.

2.9 Indemnification.

2.9.1 Indemnification By the Company of UWG. To the extent permitted by law, the Company will indemnify UWG, each of its officers, directors and constituent partners, each legal counsel and independent accountant, and each person who “controls” (within the meaning of the Securities Act) UWG, and each underwriter, if any, and each person who “controls” (within the meaning of the Securities Act) any underwriter (each, an “Indemnitee”), with respect to which Registration, qualification or compliance of Registrable Securities has been undertaken pursuant to this Section 2, against any and all claims, demands, proceedings, causes of action, damages, liabilities, losses, and expenses (each, a “Claim”) to the extent the Claim arises out of or is based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any such Registration, qualification or compliance, or is based on any omission (or alleged omission) to state in any such prospectus or other document (including any related Registration Statement) a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company, its directors, officers, agents, employees or underwriter(s) of any rule or regulation promulgated under the Securities Act applicable to the Company, its directors, officers, agents, employees or underwriter(s) and relating to action or inaction required of the Company, its directors, officers, agents, employees or underwriter(s) in connection with any such Registration, qualification or compliance. To the extent permitted by law, the Company will reimburse each Indemnitee for any legal and consulting costs, expenses and fees reasonably incurred in connection with investigating or defending a Claim; provided, however, that the indemnity contained in this Section 2.9 shall not apply to amounts paid in settlement of a Claim if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld, and if Indemnitee is notified in writing by the Company within five (5) calendar days of notice of such Claim, shall be deemed to have been given by the Company); provided, further, that the Company will not be liable in any such case to the extent, but only to the extent, that a Claim arises out of or is based upon any untrue statement or omission based upon written information furnished by UWG to the Company, an underwriter, or a controlling person and stated to be for use in connection with the offering of securities of the Company.

2.9.2 Indemnification Procedure. After receipt by an Indemnitee of notice of a Claim, the Indemnitee will, if a claim in respect thereof is to be made against the Company under this Section, notify the Company in writing of the commencement thereof and generally summarize the Claim. The Indemnitee shall permit the Company to assume the defense of the Claim, provided, that counsel for the Company, who shall conduct the defense of the Claim, shall be approved by the Indemnitee (whose approval shall not unreasonably be withheld), and the Indemnitee may participate in such defense at such party’s expense; provided, further, that the failure of any Indemnitee to give notice as provided herein shall not relieve the Company of its obligations under this Section 2.9, to the extent such failure is not prejudicial, the Company, in defense of the Claim, shall not, except with the consent of each Indemnitee, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to the Claim. Each Indemnitee shall furnish such information regarding himself, herself or itself or the Claim as the Company may reasonably request in writing and as shall be reasonably required in connection with defense of the Claim.

2.9.3 Contribution. If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an Indemnitee with respect to any loss, liability, claim, damage, or expense referred to therein, then the Company, in lieu of indemnifying the Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnitee on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Company and of the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

3. Moratorium on Nidiffer Family Payments. Effective immediately upon the occurrence of a Put Default not waived by the Company or a GECC Default not waived by GECC, the Company shall be prohibited from, and shall not make any payments to, the Nidiffer Family or their transferees whatsoever, including, without limitation, any payment of principal or interest with respect to subordinated debt of the Company held by certain of the Nidiffer Family or their transferees, any dividend or redemption payable with respect to Preferred Stock owned beneficially or of record by the Nidiffer Family or their transferees, any dividend or redemption payable with respect to Common Stock owned beneficially or of record by the Nidiffer Family or their transferees, any payment pursuant to any other agreement, understanding or arrangement of any nature whatsoever, or otherwise.

4. Payments in Respect of Stock; Guarantees and Other Credit Support. The Company shall not (and the Shareholders shall cause the Company to not) redeem any shares of capital stock of the Company from shareholders other than UWG or issue any dividends or other payments in respect of capital stock of the Company held by shareholders other than UWG, in any manner which violates the Exchange Agreement or the Articles.

Each of the Shareholders agrees that it shall not provide any guaranty or other credit support (whether by the grant of collateral or otherwise) to any General Electric Capital Corporation or any other institutional creditor of the Company without the prior written consent of UWG.

5. Definitions. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Exchange Agreement. The following capitalized terms used herein shall have the following meanings:

“2000 UWG Shareholders Agreement ” has the meaning set forth in the Recitals.

“Accrued Dividends” has the meaning set forth in the Recitals.

“Agreement” means this Shareholders Agreement, as the same may be amended from time to time.

“Annual Put Right” has the meaning set forth in Section 1.1.

“Annual Put Default” has the meaning set forth in Section 1.1.

“Annual Put Notice” has the meaning set forth in Section 1.4.1.

“Articles” has the meaning set forth in the Recitals.

“Capital Stock” shall mean the Common Stock and the Preferred Stock, plus (a) any other class of capital stock of the Company issued after the date of this Agreement, (b) any rights to acquire Common Stock or Preferred Stock, and (c) any securities which are convertible into Common Stock or Preferred Stock by their terms, whether presently held or hereinafter acquired by any Shareholder.

“Change of Control” means such time as: (a) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than any person or group comprised solely of the Shareholders, (i) has become the beneficial owner, by way of purchase, merger, consolidation or otherwise, of more than 50% of the voting power of all classes of voting securities of the Company, (ii) has become the beneficial owner of a greater percentage of the voting power of all classes of voting securities of the Company than that then held by the Shareholders or (iii) has the right to elect a majority of the board of directors of the Company; (b) a sale, exclusive license or transfer of 50% or more of the assets of the Company or an otherwise substantial part of the assets of the Company to any person or group (other than any group consisting solely of the Shareholders) has been consummated, or (c) Rex R. Scoggins, Larry Hage or Douglas A. Nidiffer, or any of them, shall cease to be employed by the Company as an Executive Officer or director.

“Claim” has the meaning set forth in Section 2.9.1.

“Common Stock” shall mean the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock, as well as any other series of common stock issued by the Company after the date hereof.

“Company” has the meaning set forth in the Recitals.

“Company Sale” shall mean the consummation of the sale to an Independent Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) 100% of the capital stock of the Company, or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Default Put Right” has the meaning set forth in Section 1.2.

“Excess Dividend Payment” has the meaning set forth in the Recitals.

“Excess Payment Shareholder” has the meaning set forth in Section 1.6.

“Exchange” has the meaning set forth in the Recitals.

“Exchange Agreement” has the meaning set forth in the Recitals.

“Executive Officers” shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Vice President, Treasurer, Controller and Secretary of the Company or any Subsidiary thereof.

“GECC” shall mean General Electric Capital Corporation and its affiliates and subsidiaries and the lenders from time to time party to the GECC Loan Agreement.

“GECC Default” shall mean any event or circumstance which entitles GECC to accelerate, or which causes automatic acceleration of, the principal balance of the obligations of the Company to GECC under the GECC Loan Agreement, or any credit agreement with institutional lenders which in form or substance refinances such Amended and Restated Loan Agreement.

“GECC Loan Agreement” shall mean the Second Amended and Restated Loan Agreement of even date herewith among the Company, the lenders referred to therein, and GECC, as Agent, as amended, modified, supplemented or restated from time to time.

“Guaranty” means that certain Continuing Guaranty dated as of the date hereof made by the Shareholders to UWG.

“Guaranty Default” means the failure of the Guarantors to make any payment or perform any obligation required by the Guaranty when such payment is due or when such performance is required.

“Indemnitee” has the meaning set forth in Section 2.9.1.

“Independent Third Party” shall mean any Person who, immediately prior to the contemplated transaction, does not own in excess of five percent (5%) of the Company’s capital stock, who is not controlling, controlled by or under common control with any such five percent (5%) owner and who is not a Related Party to, or affiliate of, any such five percent (5%) owner.

For purposes of the foregoing, Related Party shall mean with respect to any Person: (i) any parent, controlling stockholder, fifty percent (50%) (or more) owned subsidiary, or spouse, ancestor, descendant, brother or sister (in the case of an individual) of such Person; (ii) a trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or persons holding a fifty percent (50%) (or more) controlling interest of which consist of such Person and/or such other persons or entities referred to in the immediately preceding clause (i); or (iii) the equity owners of any Person.

“IPO” means the Company’s sale of any of its capital stock in an underwritten public offering pursuant to a registration statement under the Securities Act.

“New Series A Preferred” has the meaning set forth in the Recitals.

“New UWG Shares” has the meaning set forth in the Recitals.

“Nidiffer Family” means Raymond L. Nidiffer, M. June Nidiffer, Douglas A. Nidiffer Irrevocable Trust, Patricia A. Nidiffer Irrevocable Trust, Ethan R. Fletcher Irrevocable Trust, Jacob B. Fletcher Irrevocable Trust, Alan W. Nidiffer Irrevocable Trust, Mary H. Nidiffer Irrevocable Trust, and Sara M. Nidiffer Irrevocable Trust.

“Old UWG Shares” has the meaning set forth in the Recitals.

“Old Series A Preferred” has the meaning set forth in the Recitals.

“Other Shareholder” has the meaning set forth in Section 1.6.

“Person” shall mean any individual, corporation (including any non profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

“Preferred Stock” shall mean the Series A Preferred Stock and the Series B Preferred Stock of the Company, as well any other series of preferred stock issued by the Company after the date hereof.

“Proportionate Share” has the meaning set forth in Section 1.6.

“Pro Rata Share” has the meaning set forth in Section 1.6.

“Put Closing” has the meaning set forth in Section 1.4.3.

“Put Default” has the meaning set forth in Section 1.2.

“Put Default Notice” has the meaning set forth in Section 1.4.2.

“Put Shares” has the meaning set forth in Section 1.1.

“Recapitalization” has the meaning set forth in the Recitals.

“Register,” “Registered” and “Registration” refer to a registration effected by preparing and filing with the Commission a registration statement or other filing document in compliance with the Securities Act (a “Registration Statement”), and the effectiveness of such Registration Statement.

“Registrable Securities” shall mean (i) all Capital Stock not previously sold to the public which (a) has been issued to the Shareholders, or (b) is issued to the Shareholders pursuant to stock splits, stock dividends and similar distributions, and (ii) any Capital Stock granted registration rights under this Agreement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 2, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

“SEC” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

“Series A Put Price” shall mean $100 per share of the New Series A Preferred plus all accumulated and unpaid dividends on such shares to the date of the Put Closing.

“Series B Preferred Stock” shall mean the Series B nonconvertible preferred shares of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder.

“Selling Expenses” shall mean all underwriting discounts and selling commission applicable to the sale of Registrable Securities pursuant to this Agreement.

“Shareholders” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“UWG” has the meaning set forth in the Recitals.

6. Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

7. Choice of Law. The validity of this agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the collateral, shall be determined under, governed by, and construed in accordance with the internal laws (as opposed to the conflict of laws principles) of the State of California.

8. WAIVER OF JURY TRIAL.

EACH OF UWG, THE COMPANY AND EACH SHAREHOLDER HEREBY WAIVES HIS, HER OR ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF UWG, THE COMPANY AND EACH SHAREHOLDER REPRESENT THAT HE, SHE OR IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES HIS, HER OR ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9. Attorneys’ Fees. In the event any action or proceeding is commenced to enforce the terms and provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the losing party therein, such prevailing party’s reasonable attorneys’ fees and court costs.

10. Legend. The certificates representing shares of capital stock held by the Shareholders shall bear a restrictive legend with respect to the restrictions contained in this Agreement.

11. Integrated Agreement; 2000 UWG Shareholders Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters, and may not be modified except by a writing signed by all parties hereto. This Agreement shall supercede in its entirety the 2000 UWG Shareholders Agreement.

12. Counterparts. This Agreement may be executed in multiple counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and agreement.

13. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Shareholders Agreement is executed as of date first above written.

“UWG”:

UNIFIED WESTERN GROCERS, INC.

By:	/s/ Christine Neal
Name:	Christine Neal
Its:	Vice President, Treasurer

“COMPANY”:

C & K MARKET, INC.

By:	/s/ Douglas A. Nidiffer
Douglas A. Nidiffer, President

“SHAREHOLDERS”:

/s/ Douglas A. Nidiffer
Douglas A. Nidiffer, an individual

/s/ Rex R. Scoggins
Rex R. Scoggins, an individual

/s/ Larry Hage
Larry Hage, an individual

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